                                                                      Exhibit 99
                            Joint Filer Information

Designated Filer:           Robert G. Burton, Jr.

Issuer & Ticker Symbol:     Cenveo, Inc. (CVO)

Date of Event
Requiring Statement:        4/7/05

Name:        Michael G. Burton

Address:     100 Northfield Street
             Greenwich, CT 06830

Signature:   /s/ Michael G. Burton
             -------------------------------------

Name:        Brendan Tobin

Address:     193 Sound Beach Ave., North Apartment
             Old Greenwich, CT 06870

Signature:   /s/ Brendan Tobin
             -------------------------------------

Name:        Colin Christ

Address:     116 Woodbury Avenue
             Stamford, CT 06902

Signature:   Colin Christ
             -------------------------------------

Name:        Leonard C. Green

Address:     900 Route 9 6th Floor
             Woodbrige, NJ 07095

Signature:   Leonard C. Green
             -------------------------------------

Name:        Stephen Winslow

Address:     15 Arlington Road
             Stamford, CT  06902

Signature:   Stephen Winslow
             -------------------------------------